UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2010
__________________________

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Cumberland Street, Suite 301
Woonsocket, Rhode Island 02895
 (Address of principal executive offices, including zip code)

(401) 762-0045
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL AGREEMENT

Rutgers License Agreement

Effective September 30, 2010 (the “Effective Date”), Xenogenics Corporation, a Nevada corporation (“Xenogenics”), entered into a license agreement (the “Rutgers License Agreement”) with Rutgers, The State University of New Jersey (“Rutgers”).  Xenogenics is a majority-owned subsidiary of Multicell Technologies, Inc., a Delaware corporation (“Registrant”).

Pursuant to the Rutgers License Agreement, Rutgers granted Xenogenics a worldwide exclusive license to exploit and commercialize certain patents and other intellectual property rights, as further described in the Rutgers License Agreement, relating to bioabsorbable stents for interventional cardiology and peripheral vascular applications (collectively, the “Licensed IP”).  In consideration for the license and other rights granted under the Rutgers License Agreement, Xenogenics paid Rutgers a license fee of $50,000 on October 7, 2010.  In addition, under the Rutgers License Agreement, Xenogenics is obligated to pay Rutgers a license maintenance fee of $25,000 on the third anniversary of the Effective Date, and $50,000 on the fourth anniversary of the Effective Date.

Xenogenics is also required to make cash payments to Rutgers as follows based on the achievement of certain milestones with respect to products to be commercialized using the Licensed IP (collectively, the “Rutgers Milestone Payments”):

•	$50,000 is payable upon initiation of first in-human clinical trials anywhere in the world;

•	$200,000 is payable upon initiation of pivotal human clinical trials anywhere in the world in connection with submitting an application for market approval to a regulatory authority;

•	$300,000 is payable upon submission of an application for market approval to a regulatory authority anywhere in the world;

•	$1,000,000 is payable upon market approval by a regulatory authority anywhere in the world.

Upon the sale of products commercialized using the Licensed IP, Xenogenics is required to make royalty payments (the “Royalty Payments”) to Rutgers in an amount equal to three percent (3%) of the annual aggregate gross amounts charged for such products less deductions for expenses such as sales/use taxes, transportation charges and trade discounts.  Beginning with the first year of sales of products commercialized with the Licensed IP, Xenogenics will make certain minimum royalty payments to Rutgers, which such payments will be applied against any Royalty Payments earned by Rutgers for the relevant calendar year.  Further, 50% of the Rutgers Milestone Payments actually paid to Rutgers will be offset against any future Royalty Payments earned under the Rutgers License Agreement.

The term of the Rutgers License Agreement commences on the effective date of the agreement and terminates on the earlier of (i) the expiration of all valid patents granted with respect to the Licensed IP (or products commercialized therefrom) in a country, and (ii) ten years from the date of first commercial sale in a country. However, if either party breaches the agreement, the non-breaching party may terminate the agreement upon written notice to the other party of such breach and the failure of the other party to cure the breach within 90 days of such notice.  Xenogenics also has the right to terminate the agreement at anytime and for any reason upon 120 days’ advance written notice to Rutgers.

In connection with the foregoing, the Registrant advanced $50,000 to Xenogenics to assist it with financing its initial obligations under the Rutgers License Agreement.  As disclosed in “Series B Preferred Stock Agreement” below, effective October 14, 2010, Xenogenics issued 1,329,787 shares of its newly created Series B Convertible Preferred Stock in satisfaction of this indebtedness.

A copy of the Rutgers License Agreement is filed as an exhibit to this Current Report on Form 8-K.  The summary of the Rutgers License Agreement set forth above is qualified by reference to such exhibit.

Purchase of Ideal™ BioStent— Foreclosure Sale Agreement

On September 30, 2010, Xenogenics entered into a Foreclosure Sale Agreement (“Foreclosure Sale Agreement”) with Venture Lending & Leasing IV, Inc., Venture Lending & Leasing V, Inc. and Silicon Valley Bank (collectively, the “Sellers”).  Pursuant to the Foreclosure Sale Agreement, Xenogenics acquired all of the Sellers’ interest in the Ideal™ BioStent bioabsorbable stent assets and certain other related technologies.

For a description of significant terms of the Foreclosure Sale Agreement, see the discussion under Item 2.01 below, which is incorporated herein by reference.

Series B Preferred Stock Agreement

On October 14, 2010, pursuant to a Series B Preferred Stock Purchase Agreement (“Securities Purchase Agreement”), Xenogenics agreed to sell to the Registrant an aggregate of 22,205,250 shares of its newly created Series B Convertible Preferred Stock (“Series B Preferred Shares”), at a price of $0.0376 per share.  The Series B Preferred Shares will be issued in tranches as discussed below.  The funds provided to Xenogenics under the Securities Purchase Agreement are intended to be used to pay certain of Xenogenics’ obligations under the Foreclosure Sale Agreement (see, Item 2.01 below).

On October 15, 4,920,213 Series B Preferred Shares were issued to the Registrant in exchange for cancellation of the $185,000 payment advanced to Xenogenics by the Registrant in connection with its obligations under the Rutgers License Agreement (i.e., the $50,000 license fee), and the purchase of the Ideal™ BioStent assets under the Foreclosure Sale Agreement (i.e., the $135,000 purchase price payment).  An additional tranche of 3,590,426 Series B Preferred Shares will be issued on or before November 15, 2010 in exchange for $135,000 cash, the proceeds of which will be used to fund certain additional obligations of Xenogenics under Foreclosure Sale Agreement.  A final tranche of 3,457,446 Series B Preferred Shares will be issued on or before December 31, 2010 in exchange for $130,000 cash, the proceeds of which will also be used to fund certain additional obligations of Xenogenics under Foreclosure Sale Agreement.

The Series B Preferred Stock may, at the option of the Registrant, be converted at any time or from time to time into fully paid and non-assessable shares of Xenogenics’ Common Stock at the conversion rate in effect at the time of conversion.  The number of shares into which one share of Series B Preferred Stock shall be convertible is determined by dividing $0.0376 per share by the then existing conversion price.  The initial conversion price per share for the Series B Preferred Stock is $0.0376 (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, and recapitalizations, and to ratchet price adjustment upon the issuance of securities at a price below the then effective conversion price).

In the event of any dissolution or winding up of Xenogenics, whether voluntary or involuntary, holders of each outstanding share of Series B Preferred Stock shall be entitled to be paid first out of Xenogenics’ assets available for distribution to shareholders, an amount equal to the greater of (A) an amount equal to $0.0752 per share (as adjusted) plus any accrued but unpaid dividends on such shares, and thereafter, (B) a portion of any distribution made to the holders of the Common Stock as if the Series B Preferred Stock had been converted into Common Stock.  The foregoing liquidation distribution to the holders of the Series B Preferred Stock shall be senior to the Common Stock and to any subsequent series of preferred stock issued by Xenogenics with respect to liquidation rights.

A copy of the Securities Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K.  The summary of the Securities Purchase Agreement set forth above is qualified by reference to such exhibit.

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 30, 2010, Xenogenics entered into a Foreclosure Sale Agreement (“Foreclosure Sale Agreement”) with Venture Lending & Leasing IV, Inc., Venture Lending & Leasing V, Inc. and Silicon Valley Bank (collectively, the “Sellers”).  The first installment of the purchase price for the assets acquired from the Sellers was paid on October 12, 2010.  Pursuant to the Foreclosure Sale Agreement, Xenogenics acquired all of the Sellers’ interests in certain bioabsorbable stent assets (known as the “Ideal™ BioStent”) and related technologies (the “Purchased Assets”). The Sellers originally acquired the Purchased Assets by foreclosing on a security interest granted to the Sellers by a third party.  The Purchased Assets were acquired by Xenogenics “as is” and “where is.”

In consideration for the Purchased Assets, Xenogenics will make cash payments to the Sellers in the aggregate amount of $400,000, payable in three tranches as follows: (i) $135,000 was paid on October 12, 2010; (ii) $135,000 is payable on November 15, 2010 (or sooner upon a “change of control” of Xenogenics); and (iii) $130,000 is payable on December 31, 2010 (or sooner upon a “change of control” of Xenogenics).

Xenogenics is also required to make cash payments to the Sellers as follows based on the achievement of certain milestones:

•
$300,000 is payable upon the earlier to occur of (i) initiation of pivotal Generation 2 stent human clinical trials, (ii) execution of an agreement in which Xenogenics grants a third party rights to develop or exploit the Purchased Assets, valued at no less than $3,000,000 (including all up-front payments and the net present value of any future royalty/milestone payments), and (iii) a “change of control” of Xenogenics;

•
$1,000,000 is payable upon the earlier to occur of (i) regulatory approval by any regulatory authority in a European Union member country, (ii) execution of an agreement in which Xenogenics grants a third party rights to develop or exploit the Purchased Assets, valued at no less than $5,000,000 (including all up-front payments and the net present value of any future royalty/milestone payments); and (iii) a “change of control” of Xenogenics; and

•
$3,000,000 is payable upon the earlier to occur of (i) regulatory approval by the U.S. Food and Drug Administration, (ii) execution of an agreement in which Xenogenics grants a third party rights to develop or exploit the Purchased Assets, valued at no less than $5,000,000 (including all up-front payments and the net present value of any future royalty/milestone payments); and (iii) a “change of control” of Xenogenics.

In addition, as additional consideration for the Purchased Assets, Xenogenics issued to the Sellers warrants to purchase an aggregate of 490,000 shares of its common stock, exercisable at $0.038 per share of common stock.

A copy of the Foreclosure Sale Agreement is filed as an exhibit to this Current Report on Form 8-K.  The summary of the Foreclosure Sale Agreement set forth above is qualified by reference to such exhibit.

ITEM 8.01         OTHER EVENTS

On October 19, 2010, the Registrant and Xenogenics issued a press release (the “Press Release”) announcing the acquisition of the Ideal™ BioStent assets by Xenogenics and the execution of the Rutgers License Agreement.  A copy of the Press Release is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit No.	Description
10.1	Exclusive License Agreement, dated September 30, 2010, between Xenogenics Corporation and Rutgers, The State University of New Jersey

10.2	Foreclosure Sale Agreement, dated as of September 30, 2010, among Xenogenics Corporation, Venture Lending & Leasing IV, Inc., Venture Lending & Leasing V, Inc. and Silicon Valley Bank

10.3	Series B Preferred Stock Purchase Agreement, dated October 14, 2010, between Xenogenics Corporation and Multicell Technologies, Inc.

24.1	Power of Attorney

99.1	Press Release dated October 19, 2010 relating to the Rutgers License Agreement and the Foreclosure Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

Date: October 19, 2010	By: *
W. Gerald Newmin, Chief Executive Officer
* By:

/s/ Anthony Altig Anthony Altig, Attorney-in-Fact